Exhibit 99.2
See the reverse side for instructions on how to access materials. You are receiving this communication because you hold securities in Aramark. Aramark has released informational materials regarding the separation of Aramark Uniform Services from Aramark's other businesses, that are now available for your review. This notice provides instructions on how to access Aramark materials for informational purposes only. The separation will occur by means of a pro rata distribution by Aramark of all of the shares of common stock of Vestis Corporation ("Vestis") (other than a number of shares of Vestis common stock which may be contributed to a donor advised fund in order to fund charitable contributions). The materials consist of the Information Statement, plus any supplements, that Vestis has prepared in connection with the separation. You may view the materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). Important Notice Regarding the Availability of Materials ARAMARK

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. How to View Online: Visit: www.materialnotice.com. Have the information that is printed in the box marked by the arrow above. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line. Materials Available to VIEW or RECEIVE: g

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

THIS PAGE WAS INTENTIONALLY LEFT BLANK

Important Notice Regarding the Availability of Materials See the reverse side for instructions on how to access materials. You are receiving this communication because you hold securities in Aramark. Aramark has released informational materials regarding the separation of Aramark Uniform Services from Aramark's other businesses, that are now available for your review. This notice provides instructions on how to access Aramark materials for informational purposes only. The separation will occur by means of a pro rata distribution by Aramark of all of the shares of common stock of Vestis Corporation ("Vestis") (other than a number of shares of Vestis common stock which may be contributed to a donor advised fund in order to fund charitable contributions). The materials consist of the Information Statement, plus any supplements, that Vestis has prepared in connection with the separation. You may view the materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). ARAMARK

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. How to View Online: Visit: www.materialnotice.com. Have the information that is printed in the box marked by the arrow above. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line. Materials Available to VIEW or RECEIVE: g

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

THIS PAGE WAS INTENTIONALLY LEFT BLANK